UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                October 30, 2006
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)


     Michigan                        001-32428                  30-0030900
(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of incorporation)                                          Identification No.)

                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Change in Registrant's Certifying Accountant.

     On October 30, 2006, the Audit Committee of the Board of Directors of the Registrant announced the engagement of the accounting firm of Rehmann Robson, a unit of The Rehmann Group LLC, as the Registrant's independent registered public accountants to audit the Registrant's financial statements for the year ending December 31, 2006. The engagement is effective as of October 31, 2006. Rehmann Robson has not audited the Registrant's financial statements in the two most recent fiscal years or any interim period. Prior to appointing Rehmann Robson to audit the Registrant's financial statements, the Registrant did not consult with Rehmann Robson regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

Item 9.01 Financial Statements and Exhibits

          Exhibit No.  Description
          99.1         News release dated October 30, 2006


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TARPON INDUSTRIES, INC.

                                            Date:  October 31, 2006


                                            By:   /s/ James W. Bradshaw
                                               -------------------------------
                                                      James W. Bradshaw
                                                      Chief Executive Officer